Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statement (and any amendments thereto):
(1) Form S-8, No. 333-220788
(2) Form S-4, No. 333-219064
of our report dated March 14, 2018, with respect to the consolidated and combined financial statements and schedule of ANGI Homeservices Inc., included in this Annual Report (Form 10-K) of ANGI Homeservices Inc. for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

New York, New York
March 14, 2018